[DAVIDSON & COMPANY LETTERHEAD]







August 31, 2000


TRIPLE 8 DEVELOPMENT CORPORATION
c/o 1000 - 409 Granville Street
Vancouver, BC
V6C 1T2

RE:  FORM SB-2/A

Dear Sirs:

We refer to the Form SB-2/A Registration Statement of Triple 8 Development Corporation (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated August 14, 2000 in connection with the preparation of the Form SB-2/A. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.

                                                          /s/ DAVIDSON & COMPANY
                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants